Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Quest Resource Holding Corporation

The Colony, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-227800) of our report dated March 11, 2021, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

Phoenix, Arizona

March 23, 2021